                                                                  Exhibit 2.1


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     among:

                          INVISION TECHNOLOGIES, INC.,

                             a Delaware corporation;

                           INVISION ACQUISITION CORP.,

                             a Delaware corporation;

                                  INOVEC INC.,

                             an Oregon corporation;

                                       and

                           SHAREHOLDERS OF INOVEC INC.

                           ---------------------------

                             Dated February 23, 2000

                           ---------------------------





                                       1.

                                       TABLE OF CONTENTS

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                                                                                                                 Page
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SECTION 1.        DESCRIPTION OF TRANSACTION......................................................................1

         1.1      Merger of the Company into Merger Sub...........................................................1

         1.2      Effect of the Merger............................................................................1

         1.3      Closing; Effective Time.........................................................................1

         1.4      Articles of Incorporation and Bylaws; Directors and Officers....................................2

         1.5      Transfer of Shares..............................................................................2

         1.6      Amount Payable at Closing.......................................................................2

         1.7      Earn-Out Payments...............................................................................3

         1.8      Conversion of Shares............................................................................6

         1.9      Closing of the Company's Transfer Books.........................................................7

         1.10     Exchange of Certificates........................................................................7

         1.11     Tax Consequences................................................................................8

         1.12     Accounting Treatment............................................................................8

         1.13     Further Action..................................................................................8

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                  SHAREHOLDERS....................................................................................8

         2.1      Due Organization; No Subsidiaries; Etc..........................................................9

         2.2      Articles of Incorporation and Bylaws; Records...................................................9

         2.3      Capitalization, Etc............................................................................10

         2.4      Financial Statements...........................................................................10

         2.5      Absence of Changes.............................................................................11

         2.6      Title to Assets................................................................................13

         2.7      Bank Accounts; Receivables.....................................................................13

         2.8      Equipment; Leasehold...........................................................................14

         2.9      Proprietary Assets.............................................................................14

         2.10     Contracts......................................................................................15

         2.11     Liabilities....................................................................................18

         2.12     Compliance with Legal Requirements.............................................................18

         2.13     Governmental Authorizations....................................................................18

         2.14     Tax Matters....................................................................................19


                                       i.

         2.15     Employee and Labor Matters; Benefit Plans......................................................20

         2.16     Environmental Matters..........................................................................22

         2.17     Insurance......................................................................................23

         2.18     Related Party Transactions.....................................................................23

         2.19     Legal Proceedings; Orders......................................................................24

         2.20     Authority; Binding Nature of Agreement.........................................................24

         2.21     Non-Contravention; Consents....................................................................24

         2.22     Full Disclosure................................................................................25

         2.23     Tax Treatment of Merger........................................................................25

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........................................26

         3.1      SEC Filings; Financial Statements..............................................................26

         3.2      Authority; Binding Nature of Agreement.........................................................26

         3.3      Valid Issuance.................................................................................27

SECTION 4.        CERTAIN COVENANTS OF THE COMPANY AND THE SHAREHOLDERS..........................................27

         4.1      Access and Investigation.......................................................................27

         4.2      Operation of the Company's Business............................................................27

         4.3      Notification; Updates to Disclosure Schedule...................................................29

         4.4      No Negotiation.................................................................................30

         4.5      Appointment of  Purchaser Representative.......................................................30

         4.6      Restricted Securities and Investment Intent....................................................30

         4.7      Company Shareholders' Approval.................................................................31

         4.8      Rule 145 Restrictions on Resale................................................................31

SECTION 5.        ADDITIONAL COVENANTS OF THE PARTIES............................................................31

         5.1      Filings and Consents...........................................................................31

         5.2      Public Announcements...........................................................................31

         5.3      Purchase Accounting............................................................................32

         5.4      Best Efforts...................................................................................32

         5.5      INTENTIONALLY LEFT BLANK.......................................................................32

         5.6      Employment and Noncompetition Agreements.......................................................32

         5.7      FIRPTA Matters.................................................................................32


                                       ii.

         5.8      Release........................................................................................32

         5.9      Termination of Employee Plans..................................................................32

         5.10     Continued SEC Filings..........................................................................32

         5.11     Registration Rights............................................................................33

         5.12     No Merger of Plans.............................................................................33

         5.13     Insurance Maintenance, Additions and Renewal...................................................33

SECTION 6.        CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB...................................34

         6.1      Accuracy of Representations....................................................................34

         6.2      Performance of Covenants.......................................................................34

         6.3      Shareholder Approval...........................................................................34

         6.4      Consents.......................................................................................34

         6.5      Agreements and Documents.......................................................................34

         6.6      Securities Compliance..........................................................................35

         6.7      Listing........................................................................................35

         6.8      No Restraints..................................................................................35

         6.9      No Legal Proceedings...........................................................................35

         6.10     Employees......................................................................................35

SECTION 7.        CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.............................................36

         7.1      Accuracy of Representations....................................................................36

         7.2      Performance of Covenants.......................................................................36

         7.3      Opinion of Counsel.............................................................................36

         7.4      Listing........................................................................................36

         7.5      No Restraints..................................................................................36

SECTION 8.        TERMINATION....................................................................................36

         8.1      Termination Events.............................................................................36

         8.2      Termination Procedures.........................................................................37

         8.3      Effect of Termination..........................................................................37

SECTION 9         INDEMNIFICATION, ETC...........................................................................37

         9.1      Survival of Representations, Etc...............................................................37

         9.2      Indemnification by Shareholders................................................................38


                                       iii.

         9.3      Threshold; Cap.................................................................................39

         9.4      No Contribution................................................................................39

         9.5      Interest.......................................................................................40

         9.6      Procedures.....................................................................................40

         9.7      Defense of Third Party Claims..................................................................41

         9.8      Exercise of Remedies by Indemnitees Other Than Parent..........................................41

         9.9      Right Of Offset................................................................................41

SECTION 10.       MISCELLANEOUS PROVISIONS.......................................................................41

         10.1     Shareholders' Agent............................................................................41

         10.2     Further Assurances.............................................................................42

         10.3     Fees and Expenses..............................................................................42

         10.4     Attorneys' Fees................................................................................42

         10.5     Notices........................................................................................42

         10.6     Confidentiality................................................................................43

         10.7     Time of the Essence............................................................................43

         10.8     Headings.......................................................................................43

         10.9     Counterparts...................................................................................43

         10.10    Governing Law..................................................................................43

         10.11    Successors and Assigns.........................................................................43

         10.12    Remedies Cumulative; Specific Performance......................................................44

         10.13    Waiver.........................................................................................44

         10.14    Amendments.....................................................................................44

         10.15    Severability...................................................................................44

         10.16    Parties in Interest............................................................................44

         10.17    Entire Agreement...............................................................................44

         10.18    Construction...................................................................................45



                                       iv.

                                             EXHIBITS

Exhibit A        -   Certain definitions

Exhibit B        -   Directors and officers of Surviving Corporation

Exhibit C        -   Deleted

Exhibit D        -   Persons to Sign Employment and Noncompetition Agreements

Exhibit E        -   Form of Employment and Noncompetition Agreement

Exhibit F        -   Form of Release

Exhibit G        -   Form of Legal Opinion of Hershner, Hunter, Andrews, Neill &
                     Smith, LLP

Exhibit H        -   Form of tax opinion of Wetzel, DeFranz & Sandor

Exhibit I        -   Escrow Agreement

Exhibit J        -   Key Management Personnel

Exhibit K        -   Certain Employees

Exhibit L        -   Form of Legal Opinion of Ater Wynne LLP


                                       v.

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into on February 23, 2000, to be effective as of January 1, 2000, by and among: INVISION TECHNOLOGIES, INC., a Delaware corporation ("Parent"); INVISION ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); INOVEC, INC., an Oregon corporation (the "Company"); and Andrew Nowak, Ala Bazzaz, Jeff Franklin, and Kerry Wilson (the "Shareholders"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger of Company into the Merger Sub in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Company will cease to exist.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that purchase rules of accounting be applied to the Merger.

         C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

         D. The Shareholders own a total of 1,896,460 shares of the Class A Common Stock (with no par value) of the Company ("Company Common Stock"), constituting all of the outstanding stock of the Company.

                                    AGREEMENT

         The parties to this Agreement agree as follows:

SECTION 1.   DESCRIPTION OF TRANSACTION

         1.1 MERGER OF THE COMPANY INTO MERGER SUB. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Merger Sub, and the separate existence of Company shall cease. Merger Sub will continue as the surviving corporation in the Merger (the "Surviving Corporation"). Each Shareholder hereby irrevocably grants Andrew Nowak and Ala Bazzaz their proxy, to be exercised jointly or severally, to vote such Shareholder's shares in favor of the Merger.

         1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law.

         1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hershner, Hunter, Andrews, Neill & Smith LLP, 180 East 11th Avenue, Eugene, Oregon 97440 at 5:00 p.m. Pacific time on

                                       1.

February 23, 2000, or at such other time and date during the period within twenty (20) days thereafter as Parent may designate upon not less than five days' prior notice to the Company (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.")Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger conforming to the requirements of Section 252 of the Delaware General Corporation Law shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time such agreement of merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

         1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective Time:

                  (a) the Articles of Incorporation and Bylaws of the Surviving Corporation shall be the same as the Articles of Incorporation and Bylaws of Merger Sub as in effect on the date of this Agreement;

                  (b) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit B.

         1.5 TRANSFER OF SHARES. At the Closing, the Shareholders shall tender, assign, transfer and deliver the Company Common Stock to Parent, subject to Section 1.10, and the Parent shall acquire the Company Common Stock from the Shareholders, on the terms and subject to the conditions set forth in this Agreement.

    1.6     AMOUNT PAYABLE AT CLOSING.

         (a) The aggregate amount payable by Parent to the Shareholders pursuant to Section 1.8 (the "Amount Payable") shall be as set forth in this
Section 1.6 and Section 1.7. Each of the Shareholders shall be entitled to receive that portion of each installment of the Amount Payable that is determined by multiplying the amount of cash or number of shares to be issued by the number of shares of Company Common Stock owned by that Shareholder at the Effective Time and dividing the product by the total number of shares of Company Common Stock issued and outstanding at the Effective Time.

         (b) The first installment of the Amount Payable shall be paid (i) by delivery of Parent's corporate check in the amount of $2,425,000 on the Closing Date plus (ii) by issuance and delivery of $575,000 of Parent's Common Stock ("Parent Stock") within twenty (20) days after the Closing Date. The number of shares of Parent Stock to be issued shall be determined by dividing $575,000 by the price per share defined in Section 1.6(d). For purposes of this Agreement, the $2,425,000 shall be deemed to be received by the Shareholders at the Effective Time, even if the Effective Time does not take place contemporaneously with the Closing. The parties understand and agree that the amount of $50,000 of the first installment Amount Payable shall constitute consideration to Shareholders for certain covenants not to compete and not to solicit set forth in Exhibit E hereof, which amount shall be allocable as follows: $26,000 to Andrew Nowak, $8,000 to Ala Bazzaz, $8,000 to Jeff Franklin and $8,000 to Kerry Wilson.

         (c) Subsequent installments of the Amount Payable shall be paid in accordance with Section 1.7.

                                       2.

         (d) The price per share of the Parent Stock to be issued pursuant to this Agreement shall be determined separately with respect to each delivery of Parent Common Stock under this Agreement and shall be based on the weighted average closing market price per share of Parent Stock on the Nasdaq National Market for the ten trading days prior to and including and the ten trading days following the Share Price Calculation Date, as published in the WALL STREET JOURNAL. If there are any days in this period in which the Nasdaq National Market is open for trading but Parent Stock is not traded, such days shall be omitted from the calculation and an additional day or days added to the time period as necessary to achieve an actual 20 trading day average.

         (e) "Share Price Calculation Date" shall mean (a) with respect to the shares issuable under Section 1.6(b), the Closing Date; and (b) with respect to the Earn-Out Payments provided for in Section 1.7, the dates specified in each of subsections (a), (b) and (c).

         1.7 EARN-OUT PAYMENTS. In addition to the first installment of the Amount Payable set forth in Section 1.6, additional payments shall be made to the Shareholders as set forth in this Section 1.7, subject to the conditions set forth herein. The amounts payable pursuant to this Section 1.7 are referred to as the "Earn-Out Payments."

         (a) The first installment of the Earn-Out Payments shall be in the amount of $517,000 worth of Parent Stock, which shall be delivered not later than July 20, 2000, using a Share Price Calculation Date of June 30, 2000.

         (b) The second installment of the Earn-Out Payments shall be an amount equal to the sum of (i) $667,000 worth of Parent Stock, plus (ii) the Second Installment Contingent Amount, which shall be paid one-half in cash and one-half in shares of Parent Stock. The Second Installment Contingent Amount shall be paid if and only if Company Net Sales for the calendar year ending December 31, 2000, equal or exceed $9,570,000 and EBITDA as a percentage of Company Net Sales during such calendar year equals or exceeds eight percent (8%). If the Second Installment Contingent Amount is earned, it shall be in the amount of $350,000 plus $1.00 for each $9.11 by which Company Net Sales during the calendar year ending December 31, 2000, exceed $9,570,000, but in any event the Second Installment Contingent Amount shall not exceed $700,000. The Parent Stock issuable in the second installment of the Earn-Out Payments shall be delivered not later than April 20, 2001, using a Share Price Calculation Date of March 31, 2001. The cash portion of the second installment, if earned, shall be paid on March 31, 2001.

         (c) The third installment of the Earn-Out Payments shall be an amount equal to the sum of (i) $1,016,000 worth of Parent Stock, plus (ii) the Third Installment Contingent Amount, which shall be paid one-half in cash and one-half in shares of Parent Stock. The Third Installment Contingent Amount shall be paid if and only if Company Net Sales for the calendar year ending December 31, 2001, equal or exceed $10,527,000 and EBITDA as a percentage of Company Net Sales during such calendar year equals or exceeds eight percent (8%). If the Third Installment Contingent Amount is earned, it shall be in the amount of $350,000 plus $1.00 for each $22.78 by which Company Net Sales during the calendar year ending December 31, 2001, exceed $10,527,000, but in any event the Third Installment Contingent Amount shall not exceed $700,000. The Parent Stock issuable in the third installment of the Earn-Out Payments shall be

                                       3.

delivered not later than April 20, 2002,using a Share Price Calculation Date of March 31, 2002. The cash portion of the third installment, if earned, shall be paid on March 31, 2002.

         (d) Each of Ala Bazzaz, Jeff Franklin and Kerry Wilson agree that the Parent Stock issued under this Section 1.7 will secure and serve as collateral for their performance of and fulfillment of certain obligations under the Employment and Non-competition Agreements referenced in Section 6.5(a) of this Agreement with such payments to be made to the Escrow Agent under the Escrow Agreement in the form attached as Exhibit I.

         (e) The following terms shall have the following meanings for purposes of this Section 1.7:

                (i) "Company Net Sales" shall mean the actual revenue of the Surviving Corporation realized during the calendar year in question, applying the revenue recognition rules of the Company as in effect during the fiscal year ending March 31, 1999 and the nine months ending December 31, 1999, plus an amount equal to (a) 150% of the base salary of Surviving Corporation engineering personnel who are requested by Parent to assist in Parent development projects, including without limitation the modification of CT scanners to suit the needs of the lumber industry, calculated on the basis of the portion of time spent by such engineers on such Parent matters, less any reimbursements provided by Parent in respect of such personnel costs, plus (b) fifteen percent (15%) of any revenue recognized by Parent or an affiliate of Parent other than the Surviving Corporation during the relevant calendar year from the sale or lease of products (but not services) to the lumber industry. For the sake of clarity, the parties have agreed that no revenue credit will be given, or penalty imposed, by reason of the efforts of personnel of the Surviving Corporation to assist Parent, or the efforts of Parent personnel to assist the Surviving Corporation.

                (ii) "EBITDA" means Company Net Sales (as determined under Section 1.7(e)(i) of this Agreement), (A) less the cost of goods sold and associated period costs applicable to the sale or license of Surviving Corporation's products during such calendar year, including reserves for warranty and credit risk, together with selling, general and administrative expenses, as well as all other operating expenses other than depreciation and amortization; provided, for such purposes, all expenses related to this Agreement and the transactions contemplated hereunder shall be excluded, including without limitation reasonable attorneys' fees and accounting fees incurred in connection with negotiation and execution of this Agreement; (B) before taking into account interest expense, amounts payable and accruals with respect to federal, state and local income taxes; and (C) before taking into account any depreciation or amortization expense of the Surviving Corporation.

         (f) Parent and affiliates shall maintain separate records of account upon which all transactions involving the Company's products will be entered and shall prepare quarterly and annual financial statements of the Parent and affiliates, including the Surviving Corporation. Within sixty (60) days of the end of each of calendar year 2000 and 2001, either Ala Bazzaz or another Shareholder then employed by the Surviving Corporation and designated by the Shareholders' Agent shall prepare and deliver to the Parent a schedule detailing the calculation of EBITDA and Company Net Sales for such calendar year, the calculation of the Earn-Out Payments in respect thereof, and a copy of the financial statements of the Surviving Corporation for such period (an "Earn-Out Statement"). The Earn-Out Statement and the underlying

                                      4.

financial statements shall be prepared in accordance with GAAP. Notwithstanding anything contained herein, the targets for Company Net Sales and EBITDA to be used to determine eligibility for the and amount of Earn-Out Payments as described in subsections (b) and (c) above have been established, in part, by utilizing forecasts prepared by the Company which contain certain assumptions based on the Company's historical expenses and costs. These forecasts do not anticipate the imposition by the Parent of additional expenses and costs to the Company in the form of intercompany charges which are materially inconsistent with those historical expenses and costs. The parties agree that any such intercompany charges shall be determined by mutual agreement. The Shareholders' Agent shall enjoy the right to request that Parent prepare and deliver the Earn-Out Statement in the event Ala Bazzaz is no longer employed by the Surviving Corporation. If the Company has prepared the Earn-Out Statement, the Shareholders' Agent shall have the right to examine the records of the Surviving Corporation relating to the Earn-Out Statements to confirm the accuracy of the same, provided that the Shareholders' Agent agrees to hold all information contained in such records in strict confidence and to use such information only for purposes of making calculations under this Section 1.7. In the event the Shareholders' Agent shall disagree in any respect with Parent's determination of the Earn-Out Payments payable for any period, the Shareholders' Agent shall notify Parent within thirty (30) days after receipt of the Earn-Out Statement specifying the areas of disagreement. In the event of disagreement, Parent shall pay any agreed amounts on the regularly scheduled payment date. If Parent and the Shareholders' Agent are unable to resolve all such disagreements within thirty (30) days after such notice by the Shareholders' Agent, then the dispute shall be resolved by a mutually agreed accounting firm which has not been retained in the past five years by Parent, Surviving Corporation, or any Shareholder (the "Independent Accounting Firm"). The determination of the Independent Accounting Firm shall be in accordance with the provisions hereof and shall be made as promptly as practicable but in any event within sixty
(60) days after the submission thereto and shall be binding and conclusive on the parties hereto. All expenses relating to the engagement of the Independent Accounting Firm (the "Audit") shall be borne by the Shareholders unless the amount determined by the Independent Accounting Firm to be payable in the Second Installment Contingent Amount or the Third Installment Contingent Amount, whichever is the subject of the Audit, is at least 5% greater than the amount of the Second Installment Contingent Amount or the Third Installment Contingent Amount proposed by Parent immediately prior to the submission of such dispute to the Independent Accounting Firm, in which case the Parent shall pay the costs of the Audit. Parent shall pay the Shareholders any supplemental Earn-Out Payment determined to be payable as a result of the Audit within ten (10) business days after such additional amount is conclusively determined pursuant to this Section. Any supplemental payment in shares of Parent Common Stock shall be valued on the basis of the Share Price Calculation Date originally applicable to such payment.

         (g)    Parent's obligation to make Earn-Out Payments under this
Section 1.7 shall be subject to any right of setoff that the Parent may be entitled to exercise (pursuant to Section 9.9 or otherwise); provided, no right of set-off may be exercised, unless at least twenty (20) days' notice of the proposed exercise ("Set Off Notice") is given to the Shareholders. If a Setoff Notice is given and the Shareholders' Representative objects to such setoff, the payment will be placed in escrow under the Escrow Agreement until the rights of the parties to such payment have been finally determined in accordance with the terms of the Escrow Agreement.

                                       5.

         (h) In order to give effect to this Section 1.7, the product lines of the Surviving Corporation shall not be integrated with the product lines of Parent prior to December 31, 2001. However, it is understood that Parent and Ala Bazzaz or such other Shareholder appointed by Shareholders' Agent will work cooperatively on the development of Parent products for sale to the lumber industry, that, subject to the mutual agreement of the parties, the Surviving Corporation will allocate engineers for the development of such products, and that the companies will engage in joint sales and marketing activities; provided, the Surviving Corporation's products will continue to be marketed primarily under the Company's trademarks, including the "Inovec" trademark, through December 31, 2001. If there is a merger of the Surviving Corporation with Parent or an affiliate of Parent prior to December 31, 2001, the operations of the Company shall be maintained in a manner sufficiently separate to enable the calculation of amounts due under this Section 1.7.

         (i)    In order to protect the Earn-Out Payments provided for herein:

                (i) Parent agrees to provide the Surviving Corporation with such working capital and permit Surviving Corporation to engage and retain such personnel prior to December 31, 2001, as is reasonably necessary to support the Surviving Corporation's business during such period subject to adjustments for industry and economic conditions; and

                (ii) During such period, Parent will not charge the Surviving Corporation with Parent's corporate overhead or require the Surviving Corporation to pay any dividend, redeem any stock, or make a loan to Parent or its affiliates.

         (j)    No rights or interests of any Shareholder under this Section
1.7 may be assigned, transferred to otherwise disposed of, in whole or in part, except by will or descent.

         (k) In the event that Parent either (i) merges or consolidates Merger Sub with a corporation other than Parent or an affiliate of Parent, other than a transaction the principal purpose of which is to change Merger Sub's state of incorporation or (ii) sells, transfers or engages in another disposition of all of the stock of Merger Sub or all or substantially all of the assets of Merger Sub, Parent shall pay to Shareholders the minimum Earn-Out Payments for any period set forth in clauses (a), (b) or (c) of this
Section if such merger, consolidation, sale, transfer or other disposition is effective or closed prior to the last day the period for which Company Net Sales and EBITDA are calculated in such clauses. For purposes of clause (a), this date shall be deemed to be June 20, 2000; for purposes of clause (b), March 31, 2001; and for purposes of clause (c), March 31, 2002. For purposes of this clause (k), the aggregate minimum Earn-Out Payment for clause (a) is $517,000, for clause (b) $1,017,000 and for clause (c) $1,366,000. Such payments shall be made in Parent Stock and cash contemplated in such clauses.

    1.8     CONVERSION OF SHARES.

At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be canceled and shall be converted into the right to receive the amounts set forth in Sections 1.6 and 1.7.

                                        6.

    1.9 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.10.

    1.10     EXCHANGE OF CERTIFICATES.

         (a) At the Closing, all outstanding Company Stock Certificates shall be delivered to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent. Upon surrender of a Company Stock Certificate to Parent for exchange, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor (i) a Parent corporate check as set forth in
Section 1.6(b) and (ii) twenty (20) days after the Closing, a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.6. Thereafter, each Shareholders who surrendered a Company Stock Certificate at the Closing shall be entitled to receive payments as set forth in Section 1.7, subject to the conditions thereof. Each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) and cash payments as contemplated by this Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock or payment of any cash hereunder, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

         (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.10 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

         (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest

                                        7.

whole cent), without interest, determined by multiplying such fraction by the value per share of the Parent Common Stock determined pursuant to Section 1.6(d).

         (d) Unless a Form W-9 reasonably acceptable to the Parent has been supplied to Parent prior to any payment hereunder, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

         (e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

    1.11 TAX CONSEQUENCES. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. It is the Company's intention that the Merger qualify as a reorganization within the meaning of Section 368 of the Code. If the Shareholders determine after the Closing that the Merger does not qualify as such a reorganization, the Shareholders' Agent shall notify Parent in writing at any time prior to the final payment due under Section 1.7 and Parent will have the right, but not the obligation, to (i) change the form of consideration from Parent Stock to cash for any and all payments not yet made to Shareholders, and (ii) change the tax characterization of the Merger.

    1.12 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be governed by the purchase rules of accounting.

    1.13 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

         As supplemented and modified by Disclosure Schedule, the Company and the Shareholders jointly and severally represent and warrant, to and for the benefit of the Indemnitees, as follows; provided, that unless otherwise provided or qualified herein, each Shareholder is making representations and warranties as to the personal facts and circumstances of that Shareholder and as to the Company without qualification, but only making representations and warranties regarding the personal facts and circumstances of any other

                                        8.

Shareholder as to the representing Shareholder's actual knowledge regarding the other Shareholder:

    2.1    DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

         (a) The Company is a corporation duly organized and validly existing under the laws of the State of Oregon and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

         (b) Except as set forth in Part 2.1 of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "INOVEC, INC."

         (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

         (d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and
(iii) the names and titles of the Company's officers.

         (e) The Company does not own any controlling interest in any Entity and, except for the equity interests identified in Part 2.1 of the Disclosure Schedule, the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

    2.2    ARTICLES OF INCORPORATION AND BYLAWS; RECORDS.
The Company has delivered to Parent accurate and complete copies of: (1) the Company's articles of incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) except as set forth in
Part 2.2 of the Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders,

                                        9.

the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

    2.3    CAPITALIZATION, ETC.

         (a) The authorized capital stock of the Company consists of: (i) 4,000,000 shares of Common Stock, of which 1,896,460 shares have been issued and are outstanding as of the date of this Agreement; and (ii) no shares of Preferred Stock. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Such shares are held beneficially and of record by the persons identified on Part 2.3(a) of the Disclosure Schedule.

         (b) The Company has no shares of Common Stock reserved for issuance under a Stock Plan and there are no: (i) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding securities, instruments or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contracts under which the Company or any Shareholder is or may become obligated to sell, otherwise issue, purchase of redeem any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Company and the Shareholders, conditions or circumstances that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

         (c) All outstanding shares of Company Common Stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

         (d) Except as set forth in Part 2.3 of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of Oregon law and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

    2.4    FINANCIAL STATEMENTS.

         (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

                (i) The audited balance sheets of the Company as of March 31, 1999 and 1998, and the related audited income statements, statements of shareholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of Jones & Roth, P.C. relating thereto; and

                                        10.

                (ii) the audited balance sheet of the Company as of December 31, 1999 (the "Audited Balance Sheet"), and the related audited income statement, statement of shareholders' equity and statement of cash flows of the Company for the nine months then ended, together with the notes thereto and the unqualified report and opinion of Jones & Roth, P.C. relating thereto.

         (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

         2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since December 31, 1999:

         (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the actual knowledge of the Company and the Shareholders, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

         (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

         (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

         (d) the Company has not sold, issued or authorized the issuance of, or redeemed or otherwise canceled, (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option or right to acquire any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

         (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under any Stock Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

         (f) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition

                                        11.

Transaction, recapitalization,reclassification of shares, stock split, reverse stock split or similar transaction;

         (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

         (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company, exceeds $30,000;

         (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)) that is not listed under Part 2.10 of the Disclosure Schedule, or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

         (j) excluding the sale of Company products under contracts listed or excluded from listing under Part 2.10 of the Disclosure Schedule and purchase of inventory and raw materials for Company products in the ordinary course of business and in historically customary quantities (collectively "Transfer Exceptions"), the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

         (k) except for write-offs in accordance with the Company's historical write-off practices or against the Company's historically established bad debt reserves, the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

         (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

         (m) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

         (n) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than normal cost of living and merit increases related to an employee's annual review and consistent with past practices ("Annual Increases") or (iii) hired any new employee whose aggregate annual compensation is expected to exceed $50,000;

                                        12.

         (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

         (p)    the Company has not made any Tax election;

         (q)    the Company has not commenced or settled any Legal Proceeding;

         (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

         (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

    2.6    TITLE TO ASSETS.

         (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Audited Interim Balance Sheet; (ii) all assets referred to in Parts 2.1, 2.7(b) and 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part
2.6 of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

         (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

    2.7    BANK ACCOUNTS; RECEIVABLES.

         (a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

         (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of December 31, 1999. Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Audited Balance Sheet that have not yet been collected and those accounts receivable that have arisen since December 31, 1999 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $102,500 in the aggregate).

                                        13.

    2.8    EQUIPMENT; LEASEHOLD.

         (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

         (b) The Company does not own any real property or any interest in real property, including without limitation any options to purchase or lease real property, except for the leasehold created under the real property leases identified in Part 2.6 of the Disclosure Schedule.

         2.9    PROPRIETARY ASSETS.

         (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body,
(i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company.
Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Except as set forth in
Part 2.9(a)(iv) of the Disclosure Schedule, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(vi) of the Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

         (b) The Company has taken all measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule or object code licensed to customers on a nonexclusive basis in the ordinary course of business, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

         (c) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed,

                                        14.

misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Company and the Shareholders, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

         (d)    Except as set forth in Part 2.9(d) of the Disclosure
Schedule: (i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the best of the knowledge of the Company and the Shareholders, there is no basis for any such claim; and (iii) no customer has failed to pay the final contract payment due following completion and installation of the Company's products. To the Company's actual knowledge and based on its past warranty claims, the Company has established adequate reserves on the Audited Interim Balance Sheet to cover all costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

         (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(e) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

         (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule, (i) all current and former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered to Parent, and (ii) all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent.

    2.10    CONTRACTS.

         (a)    Part 2.10 of the Disclosure Schedule identifies:

                (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

                                        15.

                (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

                (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

                (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

                (vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

                (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement, excluding bids which were delivered more than 90 days from the date hereof unless such bid remains open by its terms and excluding Company Contracts which have been paid in full and with respect to which no claims to further performance by Company have been asserted by a party thereto or no further performance is required by the Company thereunder;

                (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

                (x) each Company Contract constituting or relating to a Government Contract or Government Bid;

                (xi) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices;

                (xii) any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company, excluding Company Purchase Orders for goods and services in an amount not exceeding $20,000 per Purchase Order; and

                (xiii) unless expressly excluded in clauses (i) through (xii) above, any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the


                                        16.

      aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Material Contracts.")

         (b) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Company Contract that is not in written form. Each Contract identified in Part 2.10 of the Disclosure Schedule is valid and in full force and effect, and, to the actual knowledge of the Company and the Shareholders, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         (c)    Except as set forth in Part 2.10 of the Disclosure Schedule:

                (i) the Company has not violated or breached, or committed any default under, any Company Contract, and, to actual knowledge of the Company and the Shareholders, no other Person has violated or breached, or committed any default under, any Company Contract;

                (ii) to the actual knowledge of the Company and the Shareholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

                (iii) since December 31, 1996, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract; and

                (iv) the Company has not waived any of its material rights under any Material Contract.

         (d) No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

         (e) The Contracts identified in Part 2.10 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

         (f) Part 2.10 of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal, term

                                        17.

sheet or similar document has been submitted and remained open as of or after December 31, 1999.

         (g) Part 2.10 of the Disclosure Schedule provides an accurate description and breakdown of the Company's backlog under Company Contracts.

         (h)    Except as set forth in Part 2.10(h) of the Disclosure
Schedule:

                (i) the Company has not had any determination of noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid;

                (ii) the Company has complied in all material respects with all Legal Requirements with respect to all Government Contracts and Government Bids; and

                (iii) the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of (A) the execution, delivery of performance of this Agreement or any of the other agreements referred to in this Agreement, or (B) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

    2.11 LIABILITIES. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Audited Balance Sheet; (b) liabilities accounts payable or accrued salaries that have been incurred by the Company since December 31, 1999 in the ordinary course of business and consistent with the Company's past practices; (c) liabilities under the Company Contracts identified in Part 2.10 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; (d) the liabilities identified in Part 2.11 of the Disclosure Schedule; and (e) expenses related to the transactions contemplated under this Agreement as provided in
Section 10.3.

    2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since December 31, 1996 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Disclosure Schedule, since December 31, 1996, the Company has not received any notice or other communication from any Governmental Body or other party regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

    2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the


                                        18.

manner in which its business is currently being conducted. The
Company is, and at all times since December 31, 1996 has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since December 31, 1996, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

    2.14    TAX MATTERS.

         (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed since December 31, 1994 which have been requested by Parent.

         (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from March 31, 1999 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

         (c) Except as set forth in Part 2.14 of the Disclosure Schedule, there have been no examinations or audits of any Company Return. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

         (d) Except as set forth in Part 2.14 of the Disclosure Schedule, no claim or Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to
Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the

                                        19.

Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

         (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

    2.15    EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

         (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee").

         (b) Except as set forth in Part 2.15(a) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the best of the knowledge of the Company and the Shareholders, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

         (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

         (d)    With respect to each Plan, the Company has delivered to Parent:

                (i) an accurate and complete copy of such Plan (including all amendments thereto);

                (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

                (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

                                        20.

                (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

         (e) The Company is not required to be, and, to the best of the knowledge of the Company and the Shareholders, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of
Section 414(m) of the Code. To the best of the knowledge of the Company and the Shareholders, the Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

         (f) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

         (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Audited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

         (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

         (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

         (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and neither the


                                        21.

Company nor any of the Shareholders is aware of any reason why any such determination letter should be revoked.

         (k) Except as set forth in Part 2.15(k) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

         (l) Part 2.15(l) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. Except as set forth in Part 2.15(l) of the Disclosure Schedule, all of the Company's employees are "at will" employees.

         (m) Part 2.15(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

         (n) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

         (o) Except as set forth in Part 2.15(o) of the Disclosure Schedule, the Company has good labor relations, and none of the Shareholders has any reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations, or (ii) any of the Company's employees intends to terminate his or her employment with the Company.

    2.16 ENVIRONMENTAL MATTERS. Except for environmental conditions related to the real property owned or leased by the Company as to which the Company and the Shareholders have no actual knowledge, the Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company and Shareholders, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the best of the knowledge of the Company and the Shareholders, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior

                                        22.

owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure
Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

    2.17 INSURANCE. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder which are pending as of the date hereof, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. Since December 31, 1996, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or
(c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

    2.18 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since December 31, 1996 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is currently indebted to the Company and, no Related Party has at any time since December 31, 1996 been, indebted to the Company in an amount in excess of $25,000 which amount has not been repaid; (c) since December 31, 1996, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company in excess of $25,000 in any fiscal year; (d) no Related Party is competing, or has at any time since December 31, 1996 competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of the Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each of the Shareholders; (ii) each individual who is, or who has at any time since December 31, 1996 been, an officer of the Company;
(iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)


                                        23.

    2.19    LEGAL PROCEEDINGS; ORDERS.

         (a) Except as set forth in Part 2.19 of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the actual knowledge of the Company and the Shareholders) no Person has threatened to commence any Legal
Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the actual knowledge of the Company and the Shareholders, except as set forth in Part 2.19 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

         (b) Except as set forth in Part 2.19 of the Disclosure Schedule, no Legal Proceeding has been commenced since December 31, 1996 and no Legal Proceeding is pending against the Company.

         (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. None of the Shareholders is subject to any order, writ, injunction, judgment or decree that relates to the Company's business or to any of the assets owned or used by the Company. To the actual knowledge of the Company and the Shareholders, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

    2.20 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    2.21 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor
(2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

         (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or
(ii) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

                                        24.

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

                  (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.21 of the Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

    2.22    FULL DISCLOSURE.

         (a) This Agreement (including the Disclosure Schedule) does not, and the Shareholders' Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

         (b) Each Shareholder has not made any material false statement or omitted to provide material information to each other Shareholder necessary to make the statements made not false or misleading in order to induce each other Shareholder to enter into this Merger Agreement or the transactions completed hereby.

    2.23 TAX TREATMENT OF MERGER. For federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368 of the Code and each of Parent,

                                       25.

Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368 of the Code.


SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub jointly and severally represent and warrant to the Company and the Shareholders as follows:

    3.1     SEC FILINGS; FINANCIAL STATEMENTS.

         (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 1999 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

         (c) The Parent SEC Documents do not and, with the Parent Closing Certificate, will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or
(ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading, related to the Parent, Surviving Corporation or Parent Stock.

    3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders

                                       26.

is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    3.3 VALID ISSUANCE. Subject to Section 1.5, the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

SECTION 4. CERTAIN COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

    4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

    4.2     OPERATION OF THE COMPANY'S BUSINESS. During the Pre-Closing
Period:

                  (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

                  (b) the Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

                  (c) the Company shall keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule;

                  (d) the Company shall cause its officers to report regularly (but in no event less frequently than weekly) to Parent concerning the status of the Company's business;

                  (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

                  (f) except as provided in the Disclosure Schedule, the Company shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or


                                       27.

         right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                  (g) except as provided in the Disclosure Schedule, the Company shall not grant, amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of its 1992 or 1997 Stock Plans, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any provision of any restricted stock purchase agreement;

                  (h) neither the Company nor any of the Shareholders shall amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (i) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

                  (j) the Company shall not make any capital expenditure in excess of $10,000;

                  (k) the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that would constitute a Material Contract, or (ii) amend or prematurely is or terminate, or waive any material right or remedy under, any such Contract;

                  (l) the Company shall not, except for "Transfer Exceptions," (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

                  (m) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business and may, consistent with its past practices, allow employees to acquire Company Common Stock in exchange for promissory notes upon exercise of Company Options), or (ii) incur or guarantee any indebtedness for borrowed money;

                  (n) the Company shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than Annual Increases, or (iii) hire any new employee;

                  (o) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

                  (p)    the Company shall not make any Tax election;


                                       28.

                  (q) the Company shall not commence or settle any material Legal Proceeding;

                  (r) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(e)" through "(r)" above if Parent gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld (it being understood that Parent's withholding of consent to any action will not be deemed unreasonable if Parent determines in good faith that the taking of such action would not be in the best interests of Parent or would not be in the best interests of the Company).

    4.3     NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

         (a) During the Pre-Closing Period, each party shall promptly notify the other parties hereto in writing of:

                (i) the discovery by the party of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by a party to this Agreement;

                (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by that party or another party hereunder in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;


                (iii) any breach of any covenant or obligation of a party hereto; and

                (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in
      Section 6 or Section 7 impossible or unlikely.

         (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the disclosure , or if any such event, condition, fact or circumstance would require such a change assuming the disclosure were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the updated disclosure, including in the case of the Company, an update to the Disclosure Schedule specifying such change, shall be delivered to the other parties hereto. No such update shall be deemed to supplement or amend the Disclosure Schedule or other disclosure for the purpose of (i) determining the accuracy of any of the representations and warranties made by a party to this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

                                       29.

    4.4 NO NEGOTIATION. During the Pre-Closing Period, neither the Company nor any of the Shareholders shall, directly or indirectly:

         (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

         (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction, except in response to an unsolicited written offer that is more favorable to the Company than the terms of the Merger and only if and to the extent required for the directors to discharge their fiduciary duties to the Company as determined by the Company's legal counsel and subject to the notice requirement set forth below; or

         (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction; except to the extent such offer is an unsolicited written offer that is more favorable to the Company than the terms of the Merger and only if and to the extent required for the directors to discharge their fiduciary duties to the Company as determined by the Company's legal counsel and subject to the notice requirement set forth below.

The Company shall promptly, but in any event not later than 48 hours after receipt, notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of the Shareholders during the Pre-Closing Period.

    4.5 APPOINTMENT OF PURCHASER REPRESENTATIVE. If any Shareholder is not an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), then each such Shareholder hereby appoints Andrew Nowak to act as such Shareholder's purchaser representative, as such term is defined in Rule 501(h) of Regulation D.

    4.6 RESTRICTED SECURITIES AND INVESTMENT INTENT. The Company and the Shareholders acknowledge and agree that the Parent Stock to be issued to the Shareholders in the Merger will be "Restricted Securities" within the meaning of Rule 144 promulgated under the Securities Act. The Shareholders will be receiving the Parent Stock for each such Shareholder's own account only and not with a view to the sale or distribution of any part or all thereof by public or private sale or other distribution. Each Shareholder acknowledges and agrees that they have no present intention of selling, granting any participation in, or otherwise disposing of the Parent Stock. The Company and the Shareholders also acknowledge and agree that, except as may be set forth in Section 5.11 hereof, Parent is under no obligation to register the Parent Stock to be issued in the Merger. There will be placed on the certificates evidencing the shares of Parent Stock the following legends, in addition to any legends required by applicable state securities laws, substantially in the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE


                                       30.

    "ACT"). THEY MAY NOT BE PLEDGED, HYPOTHECATED, OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THESE SECURITIES ARE FIRST REGISTERED UNDER THE ACT OR THE HOLDER FURNISHES THE ISSUER WITH AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED TRANSACTION IS EXEMPT FROM REGISTRATION UNDER SUCH ACT.

    4.7 COMPANY SHAREHOLDERS' APPROVAL. The Company shall, in accordance with the requirements of its articles of incorporation, bylaws and Oregon law, call and hold a meeting of its shareholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Merger in accordance with the terms of this Agreement (the "Company Shareholders' Meeting") or, in lieu of such meeting and in accordance with the requirements of its articles of incorporation, bylaws and Oregon law, the Company may solicit and obtain the unanimous consent of the shareholders of the Company approving the Merger in accordance with the terms of this Agreement. The Company shall cause a copy of a the Parent SEC Documents to be delivered to each shareholder of the Company who is entitled to vote at the Company Shareholders' Meeting at such time as notice of the meeting is delivered to such shareholder or a unanimous consent is solicited. Without limiting the generality or the effect of anything contained in the Shareholder Agreements being executed and delivered by the Shareholders to Parent contemporaneously with the execution and delivery of this Agreement, Andrew Nowak and Ala Bazzaz shall cause all shares of the capital stock of the Company that are owned, beneficially or of record, by either of them on the record date for the Company Shareholders' Meeting or as to which they have been appointed a proxy, to be voted in favor of the Merger and this Agreement at such meeting.

    4.8 RULE 145 RESTRICTIONS ON RESALE. Each of the Shareholders acknowledges that he will be deemed an affiliate under Rule 145 and subject to the restrictions thereof in the resale of Parent Common Stock.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

    5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

    5.2 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (a) neither the Company nor any of the Shareholders shall (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent will use reasonable efforts to

                                       31.

consult with the Company prior to issuing any press release or making any public statement regarding the Merger.

    5.3 PURCHASE ACCOUNTING. During the Pre-Closing Period, no party to this Agreement shall take any action that could reasonably be expected to have an adverse effect on the ability of Parent to account for the Merger according to the purchase rules of accounting.

    5.4 BEST EFFORTS. During the Pre-Closing Period, (a) the Company and the Shareholders shall use their best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in
Section 7 to be satisfied on a timely basis.

    5.5     INTENTIONALLY LEFT BLANK

    5.6 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. At or prior to the Closing, each of the Shareholders identified on Exhibit D shall execute and deliver to the Company and Parent an Employment and Noncompetition Agreement in the form of Exhibit E. The Company shall use all commercially reasonable efforts to cause each of the other individuals identified on Exhibit D to execute and deliver to the Company and Parent, at the Closing, an Employment and Noncompetition Agreement in the form of Exhibit E.

    5.7 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

    5.8 RELEASE. At the Closing, each of the Shareholders shall execute and deliver to the Company a Release in the form of Exhibit F.

    5.9 TERMINATION OF EMPLOYEE PLANS. At the Closing, the Company shall terminate all incentive and/or bonus plans, and shall ensure that no employee or former employee of the Company has any rights under any of such Plans and that any liabilities of the Company under such Plans (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Company; provided, notwithstanding anything in
Section 5.9, the Surviving Corporation shall continue the Company's existing sales commission, variable compensation and profit incentive plans, the compensation policies for engineering personnel overtime and overnight compensation, pager compensation policy, until December 31, 2000, unless Surviving Corporation shall have substituted equivalent or better plans or the parties to this Agreement have mutually agreed to change such plans, continue the Company's 401(k) Plan as provided in Section 5.12 or make Parent's 401(k) Plan available to employees.

    5.10 CONTINUED SEC FILINGS. For a period of five years following the Effective Date, Parent shall continue to file its required reports under the Securities Exchange Act of 1934, as amended, on a timely basis so as to enable the shares of Parent Common Stock to remain eligible for resale without registration under Rules 144 and 145. Parent's obligation under this
Section 5.11 shall terminate upon the closing of any transaction which causes Parent Common Stock not to be registered under the Securities Exchange Act of 1934.

                                       32.

    5.11 REGISTRATION RIGHTS. If, during the period commencing on the date of this Agreement and continuing until March 31, 2003, but without any obligation to do so, Parent proposes to register (including for this purpose a registration effected by Parent for shareholders of Parent other than Shareholders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities, solely for cash (other than a registration relating solely to the sale of securities to participants in a Parent or Parent-affiliate stock plan or in a business combination transaction, or a registration on any Form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Parent Stock by Shareholders), Parent shall, at such time and at least fifteen (15) days prior to the filing of a registration statement covering the Parent's securities, promptly give each Shareholder written notice of such registration. Upon the written request of each Shareholder given within ten
(10) days after the mailing of such notice by Parent, Parent shall, subject to the provisions of this Section, use its best efforts to cause to be registered under the Securities Act all of the Parent Stock that each such Shareholder has requested to be registered. Parent shall bear all expenses of any registration hereunder, other than underwriting discounts, commissions and expenses of Shareholder's counsel, if any. If the proposed offering is underwritten, Shareholders may participate only if they enter into an underwriting agreement which will include, among other provisions, customary indemnification provisions. Parent shall be under no obligation to include any Parent Stock held by Shareholders in an offering if Parent is informed by any underwriter of the offering that, in the judgment of such underwriter, the inclusion of the Shareholder's shares in the offering will be detrimental to the offering. The Shareholders' rights under this Section 5.11 may be exercised one time by each Shareholder, provided that no Shareholder whose election to include shares in a registration is cut back by reason of underwriter limitations shall be deemed to have waived or exercised his right to include shares in a future registration of Parent Common Stock in accordance with this Section 5.11.

    5.12 NO MERGER OF PLANS. Parent will cause the continuance of Company's 401(k) Plan disclosed in Part 2.15(a) of the Disclosure Schedule through June 30, 2002, at which time the Plan assets of the Company's 401(k) Plan shall be merged with Parent's 401(k) Plan; provided Parent will not cause the merger of Company's 401(k) Plan with Parent's plan prior to June 30, 2002.

   5.13 INSURANCE MAINTENANCE, ADDITIONS AND RENEWAL. Until the expiration of all representations and warranties of Shareholders in Section 2 hereof as contemplated in Section 9.1 hereof, Parent and Merger Sub shall maintain all theft, casualty and liability insurance policies, including without limitation, products liability and similar policies, of Company which extend coverage for liabilities or damage which are the subject of Section
9.2 hereof at their coverages as of the date hereof; provided, however, Parent and Merger Sub may substitute insurance with equivalent coverages in the exercise of their reasonable discretion. Parent and Merger Sub, in connection with the additions or renewals of any theft, casualty, liability or other insurance policies of Parent or Merger Sub after the date hereof and until the expiration of all representations and warranties of Shareholders in
Section 2 hereof as contemplated in Section 9.1 and which policies extend coverage for liabilities or damages which are the subject of Section 9.2 hereof, shall seek to obtain waivers of subrogation from the insurers; provided, however, that nothing herein shall obligate Parent and Merger Sub to obtain

                                       33.

such waivers if obtaining such waivers shall result in a refusal of the insurer to insure, any increase in premiums or retainages, or any reduction in coverages.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

         The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

    6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company and the Shareholders in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule, and without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

    6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company and the Shareholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

    6.3 SHAREHOLDER APPROVAL. The principal terms of the Merger shall have been duly approved by the affirmative vote of 100% of the shares of Company Common Stock entitled to vote with respect thereto.

    6.4 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

    6.5 AGREEMENTS AND DOCUMENTS. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

                  (a) Employment and Non-competition Agreements in the form of Exhibit E, executed by the individuals identified on Exhibit D;

                  (b) a Release in the form of Exhibit F, executed by the Shareholders;

                  (c) confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by current employees, consultants and independent contractors to the Company who have not already signed such agreements and are identified on Part 2.9(f) of the Disclosure Schedule as persons from whom such agreements will be obtained;


                                       34.

                  (d) the statement referred to in Section 5.7(a), executed by the Company;

                  (e) an estoppel certificate, dated as of a date not more than five days prior to the Closing Date and satisfactory in form and content to Parent, executed by three Lessors of real property to Company;

                  (f) a legal opinion of Hershner, Hunter, Andrews, Neill & Smith, LLP, dated as of the Closing Date, in the form of Exhibit G;

                  (g) an opinion of Wetzel, DeFranz & Sandor dated as of the Closing Date, substantially in the form of Exhibit H, to the effect that the Merger will constitute a reorganization within the meaning of
         Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letter referred to in Section 5.5);

                  (h) The Escrow Agreement in the form of Exhibit I shall have been executed and delivered by Ala Bazzaz, Jeff Franklin, Kerry Wilson and the Escrow Agent.

    6.6 SECURITIES COMPLIANCE. Parent shall have determined, to the reasonable satisfaction of its legal counsel, that the issuance of shares of its Common Stock in the Merger is exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable Blue Sky laws.

    6.7 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) with the Nasdaq NMS.

    6.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

    6.9 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation.

    6.10 EMPLOYEES. None of the individuals identified on Exhibit J and no more than 10 percent (10%) of the individuals identified on Exhibit K shall have ceased to be employed by, or expressed an intention to terminate their employment with, the Company.

                                       35.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND SHAREHOLDERS

         The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

    7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality or similar qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any materiality or similar qualifications contained in such representations and warranties).

    7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

    7.3 OPINION OF COUNSEL. The Company shall have received a legal opinion of Ater Wynne LLP, dated as of the Closing Date, in substantially the form of Exhibit L.

    7.4 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) with the Nasdaq NMS.

    7.5 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

SECTION 8. TERMINATION

    8.1     TERMINATION EVENTS. This Agreement may be terminated prior to the
Closing:

                  (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

                  (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

                  (c) by Parent at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;


                                       36.

                  (d) by the Company at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

                  (e) by Parent if the Closing has not taken place on or before February 29, 2000 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

                  (f) by the Company if the Closing has not taken place on or before February 29, 2000 (other than as a result of the failure on the part of the Company or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

                  (g)    by the mutual consent of Parent and the Company.

    8.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or
Section 8.1(f), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

    8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; PROVIDED, HOWEVER, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; and (c) the Company shall, in all events, remain bound by and continue to be subject to Section 5.4.

SECTION 9. INDEMNIFICATION, ETC.

    9.1     SURVIVAL OF REPRESENTATIONS, ETC.

         (a) The representations and warranties made by the Shareholders (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Shareholders' Closing Certificate) shall survive the Closing and shall expire 24 months after the Closing Date, except that the representations and warranties set forth in
Section 2.15 shall survive and expire on that date that the applicable statutes of limitations shall have run with respect to claims arising under ERISA or relating to the plans disclosed in Part 2.15 and the representation and warranty set forth in Section 2.23 shall survive and expire on the later of December 31, 2003 or such date as the statue of limitation shall have run with respect to claims for unpaid taxes arising from or with respect to the Merger; PROVIDED, HOWEVER, that if, at any time prior to the expiration and after the Closing Date, any Indemnitee (acting in good faith) delivers to any of the Shareholders a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Shareholders

                                       37.

(and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the expiration until such time as such claim is fully and finally resolved; provided, further, that no representations or warranties shall survive after February 23, 2010. All representations and warranties made by Parent and Merger Sub set forth in
Section 3 and the Parent's Closing Certificate shal terminate and expire 24 months after the Closing Date, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease.

         (b) The representations, warranties, covenants and obligations of the Company and the Shareholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

         (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company and the Shareholders in this Agreement.

         (d) Nothing in this Section 9 shall affect the covenants and obligations of the parties hereto in other Sections of the Agreement, other than Sections 2 and 3.

         (e) Nothing in the Agreement shall affect a Shareholder's right to bring an action for (i) breach of an obligation, or covenant, representation or warranty (including the covenants in Sections 1.6 or 1.7) by the Parent or Merger Subsidiary, or except for a breach of a representation or warranty which has expired under Section 9.1(a) or, (ii) a claim under federal or state securities laws related to the issuance of the Parent Common Stock, even if the representation or warranty related thereto has expired under Section 9.1(a); provided no Shareholder shall enjoy the right to bring any claim which is the subject of a release of claims provided by the Shareholder to the Company, Parent or Merger Subsidiary.

    9.2     INDEMNIFICATION BY SHAREHOLDERS.

         (a) From and after the Effective Time (but subject to Section 9.1(a)), the Shareholders, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages (after application of any available insurance proceeds therefor) which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in the Shareholders' Closing Certificate (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing); (ii) any breach of any covenant or obligation of the Company or any of the Shareholders (including the covenants set forth in Sections 4 and 5); (iii) any Legal Proceeding relating to any inaccuracy or breach of the

                                       38.

type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9) or (iv) any tax incurred by Parent or Merger Sub in connection with the Merger (including any tax resulting from the Merger failing to qualify as a reorganization within the meaning of Section 368(a) of the Code for any reason); provided, however, that no Indemnitee shall assert a claim for indemnification against Shareholders with respect to any amounts of compensation paid to Shareholders by the Company for any period ending on or before December 31, 1999 or with respect to the calculation of any such compensation.

         (b) The Shareholders acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

    9.3 THRESHOLD; CAP. The Shareholders shall not be required to make any indemnification payment pursuant to Section 9.2(a) for any inaccuracy in or breach of any of their representations and warranties set forth in Section 2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $100,000 in the aggregate and then only to the extent such Damages exceed $100,000; provided, however, that with respect to Damages arising from a breach of the warranty set forth in Section 2.23 of this Agreement, the Shareholders shall be required to make any indemnification payment pursuant to Section 9.2(a) when such Damages exceed $1.00. (For example, if the total amount of such Damages were $150,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed in the amount of $50,000.) In no event will the Indemnitees be obligated to make any indemnification in excess of 60% of the total consideration received by the Shareholders ("Indemnity Cap"); provided, such Indemnity Cap shall not apply to any Damages arising from a breach of the warranty set forth in Section 2.23 of this Agreement and further provided that the Indemnity Cap shall be increased by the amount of any Damages related to a breach of a representation or warranty by a Shareholder where such Shareholder had actual knowledge of the falsity of such representation or warranty when made or would have had such knowledge if the Shareholder failed to make inquiry. For purposes of this Section 9.3, the actual knowledge of each Shareholder arising from inquiry shall be imputed to each other Shareholder and the inquiry of corporate records and personnel of each Shareholder shall be imputed to each other Shareholder.

    9.4 NO CONTRIBUTION. Each Shareholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Parent or Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Shareholders' Closing

                                       39.

Certificate. Nothing herein shall prevent an agreement among the Shareholders for contribution among themselves as to liability under this Agreement, including Section 9.

    9.5 INTEREST. Any Shareholder who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9 with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which such Shareholder first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of such Shareholder to such Indemnitee is fully satisfied by such Shareholder) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

    9.6     PROCEDURES.

         (a) If any Indemnitee asserts a claim for indemnification under this Section 9, then such Indemnitee shall promptly give written notice of such claim (a "Claim Notice"), including a copy of such claim and/or process in all legal pleadings in connection therewith, to the Shareholders' Agent. Each Claim Notice shall state the amount of the claim and liabilities for which indemnity is sought (the "Claimed Amount") and the basis for such claim. Indemnitees shall assert any such claim for indemnification promptly following the discovery of the facts giving rise to such claim and in no event more than sixty (60) days after such discovery.

         (b) Within thirty (30) days after the delivery of a Claim Notice to the Shareholders' Agent, the Shareholders' Agent shall give to Parent a written response (the "Response Notice") in which the Shareholders' Agent shall either:

                (i) agree to the payment in full of the Claimed Amount and pay by bank cashier's check, wire transfer or transfer of shares of Parent Stock to the Indemnitee the Claimed Amount;

                (ii) agree to the payment of a portion of the Claimed Amount and pay by bank cashier's check, wire transfer to the Indemnitee such portion of the Claimed Amount; or

                (iii) contest the Claimed Amount.

         (c) The Shareholders' Agent may only contest a Claimed Amount based upon a good faith belief that all or such portion of the Claimed Amount do not constitute claims for which the Indemnitees are entitled to indemnification under section 9.2 of the Merger Agreement. If no Response Notice is delivered by the Shareholders' Agent within such thirty (30) day period, then the Shareholders' Agent shall be deemed to have agreed that the full Claimed Amount is due and payable. The Indemnitee shall enjoy the right to enforce its rights with respect to any unpaid Claimed Amount by resort to any rights, powers or remedies given to Indemnities by virtue of any statute, rule of law or hereunder.

         (d) Any shares of Parent Stock transferred to any Indemnitee in payment of a Claimed Amount shall be deemed to have a value per share equal to the greater of the price per share of such share of Parent Stock as determined in accordance with Section 1.6(d) hereof on

                                       40.

the Share Price Calculation Date with respect to the original issuance of such share or the weighted average closing market price per share of the Parent Stock on the Nasdaq National Market for the ten (10) trading days prior to the date of transfer to the Indemnitee.

    9.7 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any of the Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this
Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

                  (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Shareholders;

                  (b) each Shareholder shall make available to Parent any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

                  (c) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Shareholders' Agent (as defined in Section 10.1); PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld.

Parent shall give the Shareholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; PROVIDED, HOWEVER, that any failure on the part of Parent to so notify the Shareholders' Agent shall not limit any of the obligations of the Designed Shareholders under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

    9.8 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

    9.9 RIGHT OF OFFSET. Subject to Section 1.7(g), Parent shall have the right to offset any amounts due under this Section 9 against payments remaining to be made by Parent to Shareholders under other provisions of this Agreement. In the event Parent has made claims under this Article 9 for indemnification which have not yet been resolved at the time payment is due to Shareholders under this Agreement, (a) any cash then payable shall be deposited with the Escrow Agent into an interest-bearing escrow account pending the resolution of such claim, with interest to accrue to the benefit of the person or persons who are established to be entitled to the underlying principal, and (b) any stock then issuable shall be deposited with the Escrow Agent.

SECTION 10. MISCELLANEOUS PROVISIONS

    10.1 SHAREHOLDERS' AGENT. The Shareholders hereby irrevocably appoint Andrew Nowak as their agent for purposes of Section 9 (the "Shareholders' Agent"), and Andrew Nowak

                                       41.

hereby accepts his appointment as the Shareholders' Agent. If he or any successor is unable to serve, the following persons shall serve in the order listed: Ala Bazzaz, Kerry Wilson and Jeff Franklin. Parent shall be entitled to deal exclusively with the Shareholders' Agent on all matters relating to
Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Shareholder by the Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Shareholder by the Shareholders' Agent, as fully binding upon such Shareholder. Any such successor shall become the "Shareholders' Agent" for purposes of Section 9 and this Section 10.1. If for any reason there is no Shareholders' Agent at any time, all references herein to the Shareholders' Agent shall be deemed to refer to the Shareholders.

    10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

    10.3 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger; PROVIDED, HOWEVER, that, to the extent the total amount of all such fees, costs and expenses incurred by or for the benefit of the Company (including all such fees, costs and expenses incurred prior to the date of this Agreement and including the amount of all special bonuses and other amounts that may become payable to any officers of the Company or other Persons in connection with the consummation of the transactions contemplated by this Agreement) exceeds $100,000 in the aggregate, such fees, costs and expenses shall be borne and paid by the Shareholders and not by the Company.

    10.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party (at any trial and upon any appeal) shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

    10.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath

                                       42.

the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  IF TO PARENT:

                                    InVision Technologies, Inc.
                                    7151 Crateway Boulevard
                                    Newark, CA  94560
                                    Attn:  Chief Financial Officer

                  IF TO THE COMPANY:

                                    INOVEC, Inc.
                                    115 Wallis Street
                                    Eugene, OR  97402
                                    Attn:  Chief Executive Officer

                  IF TO ANY OF THE SHAREHOLDERS:

                                    c/o Andrew Nowak
                                    13383 Streamside Court
                                    Lake Oswego, Oregon  97035

    10.6 CONFIDENTIALITY. Without limiting the generality of anything contained in Section 5.3, on and at all times after the Closing Date, each Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such Shareholder's possession that relates to the business of the Company or Parent.

    10.7    TIME OF THE ESSENCE. Time is of the essence of this Agreement.

    10.8 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

    10.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

    10.10 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

    10.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any).

                                       43.

This Agreement shall inure to the benefit of: the Company; the Company's shareholders (to the extent set forth in Section 1.5); Parent; Merger Sub; the other Indemnitees (subject to Section 9.7); and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

    10.12 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

    10.13   WAIVER.

         (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

         (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    10.14 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

    10.15 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

    10.16 PARTIES IN INTEREST. Except for the provisions of Section 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

    10.17 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and

                                       44.

thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; PROVIDED, HOWEVER, that the Mutual Non-Disclosure Agreement executed on behalf of Parent on and the Company on July 13, 1999, shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Mutual Non-Disclosure Agreement is terminated in accordance with its terms.


    10.18   CONSTRUCTION.

         (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

         (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

         (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                                       45.

         The parties hereto have caused this Agreement to be executed and delivered as follows:

                                       INVISION TECHNOLOGIES, INC.,
                                        a Delaware corporation

                                       By: /s/ Sergio Magistri
                                          --------------------------------




                                       INVISION ACQUISITION CORP.,
                                        a Delaware corporation

                                       By: /s/ Sergio Magistri
                                          --------------------------------




                                       INOVEC, INC.,
                                        an Oregon corporation

                                       By: /s/ Ala Bazzaz
                                          --------------------------------

                             APPOINTMENT OF PROXIES

         The undersigned hereby irrevocably appoints Andrew Nowak and Ala Bazzaz, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of the Company which the undersigned may be entitled to vote at any meeting of shareholders of the Company (local time), and any and all postponements, continuations, and adjournments thereof, with all powers that the undersigned would possess if personally present, in favor of the Merger as set forth in this Agreement, with discretionary authority as to any and all other matters that may properly come before the meeting. This appointment cannot be revoked by the personal attendance of the undersigned at the meeting.

         The undersigned have caused this Appointment of Proxies and this Agreement to be executed and delivered as follows:

                                     SHAREHOLDERS:



                                     By: /s/ Andrew Nowak
                                        --------------------------------
                                           Andrew Nowak


                                       46.

                                     By: /s/ Ala Bazzaz
                                        --------------------------------
                                          Ala Bazzaz



                                     By: /s/ Kerry Wilson
                                        --------------------------------
                                           Kerry Wilson



                                     By: /s/ Jeff Franklin
                                        --------------------------------
                                           Jeff Franklin


                                       47.

                                  EXHIBIT A

                            CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

                  (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

                  (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than common stock issued to employees of the Company, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Company's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

                  (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

         AGREEMENT.   "Agreement" shall mean the Agreement and Plan of Merger
and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         COMPANY CONTRACT.   "Company Contract" shall mean any Contract: (a) to
which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

         COMPANY PROPRIETARY ASSET.   "Company Proprietary Asset" shall mean any
Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

         CONSENT.   "Consent" shall mean any approval, consent, ratification,
permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT.   "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         DAMAGES.   "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense


                                       1.

of any nature. The calculation of "Damages" shall take into account any monetary benefits that are realized from the item creating such damages.

         DISCLOSURE SCHEDULE.   "Disclosure Schedule" shall mean the schedule
(dated as of the date of the Agreement) delivered to Parent on behalf of the Company and the Shareholders.

         ENCUMBRANCE.   "Encumbrance" shall mean any lien, pledge,
hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY.   "Entity" shall mean any corporation (including any
non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         EXCHANGE ACT.   "Exchange Act" shall mean the Securities Exchange Act
of 1934, as amended.

         GOVERNMENT BID.   "Government Bid" shall mean any quotation, bid or
proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

         GOVERNMENT CONTRACT.   "Government Contract" shall mean any prime
contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

         GOVERNMENTAL AUTHORIZATION.   "Governmental Authorization" shall mean
any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY.   "Governmental Body" shall mean any: (a) nation,
state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) Parent; (b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective


                                       2.

successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; PROVIDED, HOWEVER, that the Shareholders shall not be deemed to be "Indemnitees."

         INFORMATION STATEMENT.   "Information Statement" shall mean such
information as Parent may request Company to distribute, including but not limited to the Parent SEC Documents.

         KNOWLEDGE.   "Knowledge" or "actual knowledge" as to the Company shall
mean the actual knowledge of its officers, directors and shareholders after review of the books and records of the Company. "Knowledge" or "actual knowledge" as to a Covered Person shall mean that person's actual knowledge, after inquiry of each other Covered Person and review of the Company's books and records.


         LEGAL PROCEEDING.   "Legal Proceeding" shall mean any action, suit,
litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT.   "Legal Requirement" shall mean any federal, state,
local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         MATERIAL ADVERSE EFFECT.   A violation or other matter will be
deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Shareholders' Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.

         PARENT SEC DOCUMENTS.   "Parent SEC Documents" shall mean all reports
on form 10-K, 10-Q, and 8-K, as well as the definitive proxy statement, filed by Parent with the SEC during the time period from January 1, 1999, through the date of the Agreement.

         PERSON.   "Person" shall mean any individual, Entity or Governmental
Body.

         PROPRIETARY ASSET.   "Proprietary Asset" shall mean any: (a) patent,
patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.


                                       3.

         REPRESENTATIVES.   "Representatives" shall mean officers, directors,
employees, agents, attorneys, accountants, advisors and representatives.

         SEC.   "SEC" shall mean the United States Securities and Exchange
Commission.

         SECURITIES ACT.   "Securities Act" shall mean the Securities Act of
1933, as amended.

         TAX.   "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax, or corporate tax arising from failure to qualify as a reorganization under Section 368 of the Code), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN.   "Tax Return" shall mean any return (including any
information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.


                                       4.